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                                                                    Exhibit 99.1




                      PEDIATRIC SERVICES OF AMERICA, INC.
                        APPOINTS CHIEF OPERATING OFFICER

     Norcross, Georgia - July 10, 2000 - Pediatric Services of America, Inc. (OTCBB:PSAI) Chairman, President and CEO, Joseph D. Sansone, today announced the appointment of John Harrington to the position of Chief Operating Officer.

     Mr. Harrington comes to PSAI from Coram where he served as Vice President for the Southeast. Prior to Coram, Mr. Harrington was with Apria Healthcare as a Region Manager and HealthSouth Corporation as a Regional Director of Operations. In each of his organizations, he was recognized as a leader and innovator in sales growth and cost containment. Mr. Sansone stated, "We are extremely pleased to have John join our team. He has an excellent track record in our industry and will bring added strength to our sales and administrative efforts."

     Mr. Harrington has an MBA from Xavier University in Cincinnati, Ohio and a BS in Pharmacy from the University of Florida in Gainesville, Florida. He resides with his family in Alpharetta, Georgia.

    PSAI provides a broad range of pediatric health care services and equipment through a network of 102 branch offices in 23 states.


                 Contact:  Pediatric Services of America, Inc.
                           Joseph D. Sansone President/CEO
                                       or
                           James M. McNeill, Sr. Vice President/CFO
                                    (770) 441-1580



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